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                                                                   EXHIBIT 10.60

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. IT MAY NOT BE TRANSFERRED, ASSIGNED, SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED BECAUSE OF AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

         THIS DEBENTURE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE DEBENTURE IN THE EVENT OF A REDEMPTION OR CONVERSION. AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS DEBENTURE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS DEBENTURE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND THE ACCRUED INTEREST SET FORTH BELOW. ACCORDINGLY, ANY POTENTIAL ASSIGNEE MAY WISH TO, BUT IS NOT OBLIGATED TO, CONFIRM THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED HEREBY WITH THE COMPANY, IN ADDITION TO THE ASSIGNOR.

         NO. 1                                        $15,000,000

         DATED:  AS OF JUNE 5, 2000


                            APPLIEDTHEORY CORPORATION

                    5% CONVERTIBLE DEBENTURE DUE JUNE 5, 2003

         THIS DEBENTURE ("DEBENTURE") is one of a duly authorized issue of debentures of APPLIEDTHEORY CORPORATION (the "COMPANY"), a corporation duly organized and existing under the laws of the State of Delaware, designated as the Company's 5% Convertible Debentures Due June 5, 2003, in an aggregate principal amount of Thirty Million U.S. Dollars (U.S. $30,000,000) (the "DEBENTURES").

         FOR VALUE RECEIVED, the Company promises to pay to HALIFAX FUND, L.P., the initial holder hereof, or its order (including successors-in-interest, the "HOLDER"), the principal sum of Fifteen Million U.S. Dollars (U.S. $15,000,000) on June 5, 2003 (the "MATURITY DATE") and to pay interest on the principal sum outstanding under this Debenture ("OUTSTANDING PRINCIPAL AMOUNT"), at the rate of 5% per annum, compounded semi-annually, payable in arrears on the first day of December and June of each year and on the Maturity Date (each an "INTEREST PAYMENT DATE"), with the first such payment due on December 5, 2000. Interest shall accrue daily commencing on the date hereof and shall continue until payment in full of all amounts due under this Debenture. The interest so payable will be paid to the person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of the Debenture (the "DEBENTURE REGISTER"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Amended and Restated Purchase Agreement dated as of June 5, 2000 between the Company and the Holder (the "PURCHASE AGREEMENT") or the Amended and Restated Registration Rights Agreement
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dated as of June 5, 2000 between the Company and the Holder (the "REGISTRATION
RIGHTS AGREEMENT").

         The interest on this Debenture is payable, at the Company's option:

                  (a) in such coin or currency of the United States as of the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time;

                  (b) by adding the amount thereof to the Outstanding Principal Amount due under this Debenture ("PIK INTEREST"); or

                  (c) provided that there is Effective Registration (as defined in the Purchase Agreement) at such time, in Common Stock (as defined below) ("STOCK INTEREST"). For purposes of calculating the number of shares of Common Stock to be delivered by the Company to the Holder on the applicable Interest Payment Date pursuant hereto, the dollar amount then payable will be divided by the average of the Market Price for Shares of Common Stock (as defined below and as adjusted appropriately for stock splits, reverse stock splits, recapitalizations, stock dividends and the like) for the five (5) consecutive Trading Days immediately preceding and excluding such Interest Payment Date.

         Except as herein provided for interest, all amounts payable under this Debenture shall be paid as provided in clause (a) above.

         The Company shall exercise its option hereunder by delivering an irrevocable statement in the form of Exhibit 1 hereto ("PAYMENT STATEMENT") delivered at least ten (10) Trading Days prior to the applicable Interest Payment Date and applicable for such Interest Payment Date only. If the Payment Statement is not timely delivered to the Holder as provided herein, the payment with respect to such Interest Payment Date shall be in PIK Interest. If the Company selects either cash interest or Stock Interest in the Payment Statement and fails to deliver such cash or Common Stock on or before the Interest Payment Date, the Holder shall have the right to require the Company to pay PIK Interest in lieu thereof. Any PIK Interest when so added to the Outstanding Principal Amount due under this Debenture shall, for all purposes of this Debenture, be deemed to be part of the principal indebtedness evidenced by this Debenture including, without limitation, for purposes of determining interest payable hereunder after the applicable Interest Payment Date for which such PIK Interest is paid and amounts convertible into Common Shares hereunder after the applicable Interest Payment Date for which such PIK Interest is paid.

         The Company will pay any principal due and all accrued and unpaid interest due upon this Debenture to the person that is the Holder of this Debenture on the records of the Company as of the applicable Interest Payment Date and addressed to such Holder at the last address appearing on the Debenture Register.

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         The Outstanding Principal Amount and interest due hereunder shall bear interest, from and after the day following the occurrence and during the continuance of an Event of Default hereunder, at the per annum rate equal to the lower of the Citibank Prime Rate per annum plus six (6%) percent or the highest rate permitted by law. The Holder shall have the option to receive such interest as cash interest, PIK Interest or Stock Interest and shall exercise its option by delivering to the Company a statement in a form substantially similar to the Payment Statement which shall be effective until the earlier of (a) the date upon which the applicable default is cured or (b) Holder delivers an additional statement to the contrary. If the Holder elects to receive the interest in cash, it shall be payable on demand.

         Additional cash payments (referred to as "DEFAULT PAYMENTS") may be required pursuant to the Registration Rights Agreement if there occurs an "INTERFERING EVENT" (as defined therein), or pursuant to the Purchase Agreement under the terms set forth in Section 3.14 therein. Such default payments, if not paid in cash when due, may be treated by the Holder in its sole discretion as being added to the Outstanding Principal Amount due under this Debenture.

         Subject to applicable law, any interest otherwise payable that is not paid for any applicable period because it would exceed the highest rate permitted by law shall become payable whenever the payment thereof, together with other interest due for any such subsequent period, would not exceed such highest legal rate.

         The Holder of this Debenture is entitled to certain rights and remedies pursuant to the Purchase Agreement and Registration Rights Agreement, including without limitation provisions requiring mandatory redemption of the Debenture. This Debenture does not provide voting rights to the Holder.

         This Debenture is subject to the following additional provisions:

         1. EXCHANGE. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

         2. TRANSFERS. This Debenture may be transferred or exchanged in the United States only in compliance with the Act and applicable state securities laws, or applicable exemptions therefrom. Prior to due presentment for transfer of this Debenture, the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided, whether or not this Debenture is overdue.

         3. DEFINITIONS. For purposes hereof the following definitions shall apply:

                  "ACCEPTABLE DELIVERY DATE" shall mean (x) with respect to a conversion pursuant to Section 4, Section 5(b), Section 5(c)(ii) and Section 5(d), within three (3) Trading Days of the delivery to the Company of the Conversion Notice and (y) with respect to a conversion pursuant to Section 5(c)(i) and Section 7, on the Holder

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Conversion Date ; provided, that, if book entry transfer under Section 5(f)
below is not being used for a particular conversion, the Acceptable Delivery Date with respect to such conversion shall be no later than the later of the date set forth above or one (1) Trading Day following the delivery to the Company of the Debenture submitted for conversion.

                  "ACT" shall have the meaning set forth in the legend set forth on the face of this Debenture.

                  "ADDITIONAL REDEMPTION CAP" shall equal $7,500,000, with $1.00 to be deducted from such amount for every $3.00 in Outstanding Principal Amount of this Debenture that is converted or redeemed pursuant to Sections 5(b) and 5(c) or Section 6(a) hereof, respectively. In addition, the Additional Redemption Cap shall be reduced by $1.00 for every $1.00 in Outstanding Principal Amount that is converted or redeemed pursuant to Section 5(d), Section 7(a) or Section 6(b).

                  "AFFECTED CONVERSION PRICE" shall have the meaning set forth in Section 8(a).

                  "AGGREGATE DOLLAR SALE VOLUME" shall mean the product of (i) the share volume of sales of Common Stock (as reported on all markets on which the Company's Common Stock trades) on a given Trading Day and (ii) the VWAP on such Trading Day (on the principal market on which such Common Stock is traded).

                  "CHANGE IN CONTROL CONSIDERATION" shall have the meaning set forth in Section 4 hereof.

                  "CHANGE IN CONTROL CONVERSION PRICE" shall have the meaning set forth in Section 4 hereof.

                  "CHANGE IN CONTROL TRANSACTION" shall mean the occurrence of
(x) any consolidation or merger of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred through a merger, consolidation, tender offer or similar transaction, or (y) any person (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), together with its affiliates and associates (as such terms are defined in Rule 405 under the Act), beneficially owning or being deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's voting power.

                  "CLOSING DATE" shall mean the date of the original issuance of this Debenture.

                  "CLOSING PRICE" shall mean $13.35.

                  "COMMON STOCK" shall mean the common stock, par value $0.01, of the Company.

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                  "COMPANY" shall have the meaning set forth in the Preamble.

                  "CONVERSION NOTICE" shall have the meaning set forth in
Section 5(a)(iii).

                  "CONVERTIBLE SECURITIES" shall have the meaning set forth in
Section 8(b)(ii).

                  "CONVERSION PRICE" shall have the meaning set forth in Section 5(b).

                  "CONVERSION PRICING PERIOD" shall mean the 20 Trading Days commencing on the 3rd Trading Day and ending on and including the 22nd Trading Day, in each case following the receipt of a Conversion Notice delivered pursuant to Section 5(c)(i).

                  "CONVERSION RATE" shall have the meaning set forth in Section 5(a)(ii).

                  "DEBENTURE" shall have the meaning set forth in the Preamble.

                  "DEBENTURES" shall have the meaning set forth in the Preamble.

                  "DEBENTURE REGISTER" shall have the meaning set forth in the Preamble.

                  "DEFAULT PAYMENTS" shall have the meaning set forth in the Preamble.

                  "DISTRIBUTED PROPERTY" shall have the meaning set forth in
Section 8(c).

                  "DTC" shall have the meaning set forth in Section 5(e).

                  "DWAC" shall have the meaning set forth in Section 5(e).

                  "EVENTS OF DEFAULT" shall have the meaning set forth in
Section 18 hereof.

                  "FAST" shall have the meaning set forth in Section 5(e).

                  "FINAL RESET" shall have the meaning set forth in Section
5(b).

                  "FORCED CONVERSION WARRANTS" shall have the meaning set forth in Section 7(b)(iii).

                  "HOLDER CONVERSION DATE" shall mean the date on which the person or persons entitled to receive shares of Common Stock issuable upon a given conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock.

                  "INITIAL CONVERSION PRICE" shall have the meaning set forth in
Section 5(b)(i)(A).

                  "INTEREST PAYMENT DATE" shall have the meaning set forth in the Preamble.

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                  "MATURITY DATE" shall have the meaning set forth in the
Preamble.

                  "MARKET PRICE FOR SHARES OF COMMON STOCK" shall mean the price of one share of Common Stock determined as follows:

                  (i) If the Common Stock is approved for trading on the NASDAQ National Market System or the Nasdaq Small-Cap Market, the closing price thereon on the date of valuation;

                  (ii) If (i) does not apply and the Common Stock is listed on NYSE or the American Stock Exchange, the closing price on such exchange on the date of valuation;

                  (iii) If neither (i) nor (ii) apply but the Common Stock is quoted in the over-the-counter market, another recognized exchange, on the pink sheets or bulletin board, (A) the last sales price on the date of valuation or, if there is no such sales price, (B) the mean between the last reported "bid" and "asked" prices thereof on the date of valuation; and

                  (iv) If neither clause (i), (ii) or (iii) above applies, the market value as determined by a nationally recognized investment banking firm or other nationally recognized financial advisor retained by the Company for such purpose, taking into consideration, among other factors, the earnings history, book value and prospects for the Company, and the prices at which shares of Common Stock recently have been traded. Such determination shall be conclusive and binding on all persons.

                  "NOTICE OF FORCED CONVERSION" shall have the meaning set forth in Section 7(a).

                  "NYSE" shall mean the New York Stock Exchange.

                  "OUTSTANDING PRINCIPAL AMOUNT" shall have the meaning set forth in the Preamble.

                  "PAYMENT STATEMENT" shall have the meaning set forth in the Preamble.

                  "PIK INTEREST" shall have the meaning set forth in the Preamble.

                  "PRE-NOTICE PERIOD" shall have the meaning set forth in
Section 7(a).

                  "POST-CONVERSION PERIOD" shall have the meaning set forth in
Section 5(c)(ii).

                  "POST-NOTICE PERIOD" shall have the meaning set forth in
Section 7(a).

                  "PUBLIC ANNOUNCEMENT" shall mean any public filing with the Securities and Exchange Commission, any press release by either the Company or a third party or any other public statement, that announces a proposed transaction which, if consummated, would constitute a Change in Control Transaction.

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                  "PURCHASE AGREEMENT" shall have the meaning set forth in the
Preamble.

                  "REDEMPTION DATE" shall have the meaning set forth in the definition of "Redemption Notice" below.

                  "REDEMPTION NOTICE" shall mean a written irrevocable notice given by the Company to the Holder indicating its intention to redeem all or part of this Debenture as may be provided herein. The Redemption Notice shall
(x) state that the Company seeks to redeem the Debenture, (y) set the date (the "REDEMPTION DATE") for the Company's redemption of the Debenture and (z) state the Outstanding Principal Amount of the Debentures that the Company seeks to redeem and the redemption price for such Outstanding Principal Amount (plus accrued but unpaid interest and default payments (not previously added to principal)). Unless otherwise provided in the Redemption Notice, redemptions shall occur at the offices of Holder's counsel.

                  "REDEMPTION PRICE" shall equal 100% of the Outstanding Principal Amount of this Debenture to be redeemed (plus accrued but unpaid interest and default payments (not previously added to principal)) and shall be payable in cash only.

                  "REGISTRATION RIGHTS AGREEMENT" shall have the meaning set forth in the Preamble.

                  "RESET" shall have the meaning set forth in Section
5(b)(i)(B).

                  "RESET AVERAGE" shall have the meaning set forth in Section 5(b)(i)(B).

                  "RESET FACTOR" shall have the meaning set forth in Section 5(b)(i)(B).

                  "RESET PRICING PERIOD" shall have the meaning set forth in
Section 5(b)(i)(B).

                  "RESTRICTED OWNERSHIP PERCENTAGE" shall have the meaning set forth in Section 13.

                  "STOCK INTEREST" shall have the meaning set forth in the Preamble.
                  "TRADING DAY" shall mean a day on which the Common Stock is traded on the NASDAQ National Market System or principal exchange on which the Common Stock has been listed (or any similar organization or agency succeeding such market or exchange's functions of reporting prices).

                  "VWAP" shall mean the volume-weighted average price per share of Common Stock on a given Trading Day as calculated by the AQR function on Bloomberg Financial Market.

         4. CHANGE IN CONTROL, ETC.

                  (a) If at any time there occurs a Public Announcement of a pending Change in Control Transaction in which the public shareholders of the Company are to

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receive consideration, a material portion of which is cash or indebtedness not convertible into capital stock, the Holder shall be entitled, at its sole option, to have the Company redeem this Debenture in whole or in part at a redemption price equal to 115% of the Outstanding Principal Amount of this Debenture (plus accrued but unpaid interest and default payments (not previously added to principal)), which such 15% premium on the Outstanding Principal Amount shall be reduced by 1/36 per month for each month from the date of issuance to and including the Maturity Date. Such Holder shall be entitled to make such election at any time after a Public Announcement of a pending, and up to 10 days after the effective date of a, Change in Control Transaction.

              (b) If at any time there occurs a Public Announcement of a pending Change in Control Transaction in which the public shareholders of the Company are to receive consideration, a portion of which is capital stock or any security convertible into capital stock of another entity in exchange for shares of Common Stock ("CHANGE IN CONTROL CONSIDERATION"), then prompt provision shall be made in a manner reasonably acceptable to the Holders so that each Holder shall have the right (in addition to its rights hereunder) following such Public Announcement to:

                  (i) convert its Debentures into the Change in Control Consideration that such Holder would have been or would be entitled to receive had it converted all of its Debentures into Common Stock (notwithstanding any restrictions imposed upon the Holder pursuant to this Debenture or the Purchase Agreement in its ability to do so) immediately prior to the Change in Control Transaction at the Change in Control Conversion Price (as defined below), and acquired the Change in Control Consideration as a shareholder of the Company; or

                  (ii) convert its Debentures into Common Stock at the Change in Control Conversion Price (as defined in this subsection 4((b)(ii)). The Holder may exercise this right by delivering a Conversion Notice to the Company. Unless otherwise agreed to the contrary, the date upon which the Conversion Notice is delivered shall be the Holder Conversion Date. The "CHANGE IN CONTROL CONVERSION PRICE", at the time a Conversion Notice is delivered, shall mean a price equal to the lesser of: (x) the then existing Conversion Price (as defined in Section 5(b) below); and (y) the average of the VWAP for each of the four Trading Days immediately preceding the Public Announcement of the Change in Control Transaction. The Conversion Price shall be subject to adjustment and Reset as elsewhere set forth in this Debenture. The VWAP shall be appropriately adjusted for stock splits, reverse splits, stock dividends and other dilutive events as provided in Section 8 hereof, including those events occurring in connection with the Change in Control Transaction, and those that occur during the Trading Days referred to above.

              (c) If at any time there is a Public Announcement of a pending Change in Control Transaction which does not involve the exchange, conversion, transfer or other disposition of shares of Common Stock held by the public shareholders of the Company, then the Conversion Price shall be adjusted so that thereafter the Conversion Price shall be equal to the Change in Control Conversion Price.

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                           The rights set forth in this Section 4 are cumulative
and are in addition to any other rights or remedies that the Holder may have.

         5. CONVERSION AT THE OPTION OF THE HOLDER. The Holder of this Debenture shall have the following conversion rights.

              (a) Mechanism. (i) This Debenture shall be convertible, at the option of the Holder, in whole or in part, from time to time, into fully paid, validly issued and nonassessable shares of Common Stock, in accordance with the terms set forth in this Debenture. If this Debenture is converted in part, the remaining portion of this Debenture not so converted shall remain entitled to the conversion rights as provided herein.

                  (ii) The Outstanding Principal Amount of this Debenture that is converted into shares of Common Stock at the option of the Holder shall be convertible into the number of shares of Common Stock which results from application of the following formula:

                                    P + I + D

                         ------------------------------

                                Conversion Price

         P = Outstanding Principal Amount of this Debenture submitted for conversion as of the Holder Conversion Date

         I = accrued but unpaid interest (not previously added to principal) on P as of the Holder Conversion Date

         D = default payments (not previously added to principal) on P as of the Holder Conversion Date

                  The number of shares of Common Stock into which each $1,000 Outstanding Principal Amount of this Debenture hereto may be converted pursuant to this paragraph hereof is hereafter referred to as the "CONVERSION RATE."

                  (iii) In order to convert this Debenture, in accordance with the terms of this Debenture, in whole or in part, into full shares of Common Stock, the Holder (x) shall give written notice in the form of Exhibit 2 hereto (the "CONVERSION NOTICE") by facsimile to the Company in accordance with Section 24 hereof that the Holder elects to convert the Outstanding Principal Amount (plus accrued but unpaid interest and default payments (not previously added to principal)) specified therein, which such notice and election shall be irrevocable (unless expressly provided herein to the contrary) and shall be deemed received on the date given, and (y) shall surrender this Debenture, duly endorsed, to the principal office of the Company, on or before the Acceptable Delivery Date or indicate that it is effecting delivery of this Debenture pursuant to Section 5(f). For the sake of clarity, a Conversion Notice shall be delivered to the Company via facsimile and shall be deemed received by the Company upon delivery thereof with electronic confirmation of receipt having been received by the Holder.

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                  (iv) Following its receipt of a Conversion Notice submitted pursuant to the terms hereof, the Company shall be obligated to issue certificates evidencing the shares of the Common Stock issuable upon such conversion on the Acceptable Delivery Date only if either (x) the Debenture evidencing the principal amount is delivered to the Company as provided above or
(y) the Holder notifies the Company that the Debenture has been lost, stolen or destroyed and promptly executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such lost, stolen or destroyed Debenture or (z) the Holder elects to effect delivery of the Debenture in accordance with Section 5(f). Subject to the foregoing, the Company shall issue and deliver, on the relevant Acceptable Delivery Date, to the Holder of the Debenture at the address of the Holder, or to its designee, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid, together with a calculation of the Conversion Rate and a Debenture or Debentures for the principal amount of Debenture not submitted for conversion. In the event that such Holder or its designee has not received such certificate or certificates and the balance of the Debenture(s), subject to Section 5(f), within ten (10) calendar days of the Acceptable Delivery Date, the Holder may, in addition to any other rights or remedies it may have, revoke its Conversion Notice.

                  (v) The conversion terms set forth herein are supplemented, but not superceded, by the conversion terms set forth elsewhere in this Debenture, including without limitation in Section 4.

              (b) Right of Holder to Convert at the Conversion Price.

                  (i) (A) Subject to adjustments pursuant to Section 8, the Holder shall have the right to convert this Debenture, at any time and from time to time, at an initial conversion price (the "INITIAL CONVERSION PRICE") equal to $16.69 (such price, as may be Reset and as adjusted in accordance with Section 4(c), Section 5(b)(ii) and Section 8 of this Debenture, shall be referred to herein as the "CONVERSION PRICE"). The date on which the Conversion Notice is given shall be the Holder Conversion Date.

                      (B) On June 5, 2001, December 5, 2001, June 5, 2002,
December 5, 2002 and June 5, 2003, the Conversion Price shall reset ("RESET") to a price equal to (x) the average Market Price for Shares of Common Stock (the "RESET AVERAGE") for the twenty (20) Trading Day period immediately preceding and excluding such respective date (the "RESET PRICING PERIOD") multiplied by
(y) the Reset Factor (as defined below), provided that no Reset shall exceed the then current Conversion Price. If the Reset Average for any Reset Pricing Period is greater than the Closing Price (as adjusted in accordance with Section 8), no Reset shall occur with respect to such Reset Pricing Period. The Market Price for Shares of Common Stock shall be appropriately adjusted for stock splits, reverse splits, stock dividends and other dilutive events that occur during the Reset Pricing Period pursuant to Section 8. As herein provided, the Conversion Price shall be subject to further Reset, and further adjustment as set forth in
Section 4(c), Section 5(b)(ii) and Section 8. The "RESET FACTOR" is the number equal to (1- (the respective Reset Average/the Closing Price)) + 1; provided, however, that if such number is greater than 1.5, the Reset Factor shall be 1.5.

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                           (C) Notwithstanding the foregoing, provided that
there is Effective Registration during such period, in the event that the VWAP for each of sixty (60) consecutive Trading Days is in excess of 125% of the Initial Conversion Price as adjusted in accordance with Section 8 (other than subsection 8(b)), then the Conversion Price shall Reset to the Initial Conversion Price, subject to all non-Reset adjustments (other than pursuant to Section 8(b)) from the date of issuance of the Debenture (i.e., June 5, 2000) to such Reset, and thereafter subject to further adjustments pursuant to Section 4(c), 5(b)(ii) and Section 8 (the "FINAL RESET").

                  (ii) In addition to the foregoing and in addition to any other rights or remedies which may be available to the Holder in this Debenture, under the Purchase Agreement and/or the Registration Rights Agreement, if at any time the Company fails for any reason to repurchase the Debenture (or portion thereof, as applicable) or make any cash payment (other than interest payments with respect to which the Holder has the right to require the Company to pay PIK Interest in lieu thereof) in accordance with the terms of this Debenture, the Purchase Agreement or the Registration Rights Agreement, then the Conversion Price shall be subject to further adjustment (downwards only) so that it shall thereafter be equal to the lesser of (x) the lowest Market Price for Shares of Common Stock during any of the five (5) days prior to the date that the Holder submits a Conversion Notice (as defined above) to the Company and (y) the Conversion Price otherwise applicable at such time, subject to further adjustment pursuant hereto, to Section 4(c), 5(b)(ii) and Section 8 and further Resets in each case.

         (c) Additional Right of Holder to Convert Limited Principal Amount.

                  (i) (A) Subject to the Company's redemption rights set forth in Section 6(a) below, and in addition to the other conversion rights of the Holder set forth herein, the Holder shall have the right to submit for conversion pursuant to this Section 5(c)(i), at any time and from time to time during each calendar month, a maximum aggregate principal amount of the Holder's outstanding Debenture(s) equal to the greater of (x) $1,500,000 and (y) 10% of the Aggregate Dollar Sale Volume for the 21 Trading Days immediately preceding the delivery of a Conversion Notice pursuant to this Section 5(c)(i).

                      (B) If the Company has not exercised its redemption rights in accordance with Section 6(a), then on the 5th, 10th, 15th and 20th Trading Day of each Conversion Pricing Period (in such case, each shall be a Holder Conversion Date), 25% of the Outstanding Principal Amount (plus accrued but unpaid interest and default payments (not previously added to principal)) submitted for conversion shall be converted into shares of Common Stock at a price (the "LPA CONVERSION PRICE") equal to the average of the VWAP for each of the relevant Holder Conversion Date and the 4 Trading Days immediately preceding such Holder Conversion Date. The VWAP shall be appropriately adjusted for stock splits, reverse splits, stock dividends and other dilutive events as provided in
Section 8 hereof, including those events occurring in connection with the Change in Control Transaction, that occur during the Trading Days referred to above.

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
                           (C) In the event that there is not Effective
Registration at any time on a Holder Conversion Date or on any of the 4 Trading Days immediately preceding such Holder Conversion Date, the Holder may, in its sole discretion, opt within 23 Trading Days after giving its Conversion Notice to revoke its Conversion Notice delivered pursuant to this Section 5(c)(i) either (x) with respect to the Outstanding Principal Amount (plus accrued but unpaid interest and default payments) of this Debenture which is otherwise to be converted on such Holder Conversion Date, or (y) as to the Outstanding Principal Amount (plus accrued but unpaid interest and default payments) of the Debenture which is otherwise to be converted on such Holder Conversion Date and all future Holder Conversion Dates within such Conversion Pricing Period.

                           (D) Notwithstanding the foregoing, the maximum
aggregate principal amount of Debentures which the Holder may convert pursuant to this Section 5(c)(i) is $7,500,000.

                  (ii) In addition to the other conversion rights of the Holder set forth herein, subject to the Company's redemption rights set forth in
Section 6(a), in the event that 7.5% of the Aggregate Dollar Sale Volume for the 21 Trading Days immediately following the Company's receipt of a Conversion Notice (the "POST-CONVERSION PERIOD") exceeds 150% of the principal amount submitted for conversion pursuant to such Conversion Notice, whether or not the Company exercised its 6(a) redemption rights with respect thereto, the Holder shall have the right to convert, up to, in the aggregate, an additional 50% of the Outstanding Principal Amount (plus accrued but unpaid interest and default payments (not previously added to principal)) submitted for conversion. The conversion price for any conversion under this Section 5(c)(ii) (the "ADDITIONAL 50% CONVERSION PRICE") shall be equal to the average of the VWAP for each day in the Post-Conversion Period. The VWAP shall be appropriately adjusted for stock splits, reverse splits, stock dividends and other dilutive events as provided in
Section 8 hereof, including those events occurring in connection with the Change in Control Transaction, that occur during the Trading Days referred to above. The Holder may exercise this right by delivering a Conversion Notice to the Company at any time and from time to time during the period commencing on the 3rd Trading Day and ending on the close of the 12th Trading Day immediately following the Post-Conversion Period. The date on which the Conversion Notice is given shall be the Holder Conversion Date.

                  (d) Additional Right of Holder to Convert Amount Otherwise to be Redeemed. In addition to the other conversion rights of the Holder set forth herein, in the event that the Company has submitted a Redemption Notice to force the Holder to redeem all or any part of the Outstanding Principal Amount (plus accrued but unpaid interest and default payments (not previously added to principal)) of the Holder's Debenture pursuant to Section 6(b), the Holder may opt instead to convert all or any part of such Outstanding Principal Amount (plus accrued but unpaid interest and default payments (not previously added to principal)), at any time and from time to time. The conversion price for any such conversion under this Section 5(d) ("POST-REDEMPTION NOTICE CONVERSION PRICE") shall be equal to the average of the VWAP for each of the 5 Trading Days preceding the Holder's receipt of the Redemption Notice. The Holder may exercise this right by delivering a Conversion Notice to the Company prior to the

Redemption Date. The date on which the Conversion Notice is given shall be the Holder Conversion Date. The VWAP shall be appropriately adjusted for stock splits, reverse splits, stock dividends and other dilutive events as provided in
Section 8 hereof, including those events occurring in connection with the Change in Control Transaction, that occur during the Trading Days referred to above.

                  (e) Depository Trust Company. In lieu of delivering physical certificates representing the Common Shares issuable upon conversion of Debentures or the Warrant Shares (as defined in the Purchase Agreement) deliverable upon exercise of Warrants (as defined in the Purchase Agreement), provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Shares and Warrant Shares issuable upon conversion or exercise to the Holder, by crediting the account of Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The parties agree to coordinate with DTC to accomplish this objective. The conversions pursuant to
Section 5 shall be deemed to have been made immediately prior to the close of business on the Holder Conversion Date. The person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares at the close of business on the Holder Conversion Date.

                  (f) Book Entry. The Holder shall not be required to physically surrender this Debenture to the Company unless the full Outstanding Principal Amount represented by this Debenture is being converted or redeemed. The Holder and the Company shall maintain records showing the Outstanding Principal Amount so converted or redeemed and the dates of such conversions and/or redemptions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon each such conversion or redemption. Notwithstanding the foregoing, if this Debenture is converted or redeemed as aforesaid, the Holder may not transfer this Debenture unless the Holder first physically surrenders this Debenture to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Debenture of like tenor, registered as the Holder may request, representing in the aggregate the remaining Outstanding Principal Amount represented by this Debenture and reflecting the use of the book entry provisions set forth herein. The Holder and any assignee, by acceptance of this Debenture or a new Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion or redemption of any portion of this Debenture, the Outstanding Principal Amount represented by this Debenture may be less than the principal amount and the accrued interest set forth on the face hereof.

         6. OPTION TO REDEEM.

                  (a) In the event that the Holder seeks to convert all or part of its Debentures pursuant to Section 5(c) above and the Company has not defaulted on any of its redemption obligations hereunder, the Company may force the Holder to instead surrender such Debentures (unless the Holder elects to effect delivery of this Debenture pursuant to Section 5(f)) for redemption at the Redemption Price. The Company may, in its sole discretion, exercise such right by providing the Holder with a Redemption Notice, which shall be delivered to the Holder via facsimile and via electronic mail in accordance with Section 24 hereof, (x) within 2 Trading Days of the Company's receipt of a Conversion Notice delivered pursuant to Section 5(c)(i), to redeem all or part of the Outstanding Principal Amount (plus accrued but unpaid interest and default payments (not previously added to principal)) so submitted for conversion, (y) on each of the first, second, and third Holder Conversion Dates referred to in Section 5(c)(i)(B), to redeem all or part of the Outstanding Principal Amount (plus accrued but unpaid interest and default payments (not previously added to principal)) which would otherwise be converted on the immediately subsequent Holder Conversion Date or (z) within 2 Trading Days immediately following the Post-Conversion Period described in Section 5(c)(ii), to redeem all or part of the additional 50% of Outstanding Principal Amount (plus accrued but unpaid interest and default payments not previously added to principal) which the Holder may submit for conversion pursuant to
Section 5(c)(ii). The delivery of a Redemption Notice on the first or second Holder Conversion Date referred to in Section 5(c)(i)(B) in accordance with (y) in the foregoing sentence, shall not have any effect on the Holder's conversion rights for each Holder Conversion Dates following such redemption. The Redemption Date in each of (x), (y) and (z) above shall be a Trading Day not later than 3 Trading Days following the Company's delivery of the corresponding Redemption Notice. If the Company fails to pay the Redemption Price in full on the Redemption Date, in immediately available funds, (x) the Company shall lose its right to redeem any Debenture in accordance with this Section 6 and (y) in addition to any other rights or remedies it may have, the Holder shall have the right to require the Company to repurchase the Debenture (or any portion thereof, as selected by the Holder) at a price equal to 110% of the Redemption Price pursuant to a written notice to the Company.

                  (b) In addition to Section 6(a) above, at any time and from time to time, the Company may force the Holder to surrender up to, in the aggregate, a maximum Outstanding Principal Amount of the Holder's Debenture (unless the Holder elects to effect delivery of this Debenture pursuant to Section 5(f)) equal to the Additional Redemption Cap, in exchange for the Company's payment to such Holder of the Redemption Price. The Company may, in its sole discretion, exercise such right by submitting a Redemption Notice to the Holder, which shall be delivered to the Holder via facsimile and via electronic mail in accordance with Section 24 hereof. If the Company fails to pay the Redemption Price in full on the Redemption Date set forth in the Redemption Notice (which in this case shall be between not less than 20 and not more than 30 Trading Days after the Holder's receipt of the Redemption Notice), in immediately available funds, (x) the Company shall lose its right to redeem any Debenture in accordance with this Section 6 and (y) in addition to any other rights or remedies it may have, the Holder shall have the right to require the Company to repurchase the Debenture (or any portion thereof, as selected by the Holder) at a price equal to 110% of the Redemption Price pursuant to a written notice to the Company.

         7. FORCED CONVERSION.

                  (a) In the event that the VWAP is in excess of 200% of the Initial Conversion Price (as adjusted pursuant to Section 8 hereof only) for each of sixty (60) consecutive Trading Days ("PRE-NOTICE PERIOD"), the Company may require the Holder to surrender this Debenture for conversion at the then-applicable Conversion Price. To exercise such right, the Company must deliver a notice within two (2) Trading Days following the Pre-Notice Period to that effect ("NOTICE OF FORCED CONVERSION"), but the failure to deliver a Notice of Forced Conversion shall not deprive the Company of its right to deliver a Notice of Forced Conversion for any subsequent Pre-Notice Period, which may overlap with any other Pre-Notice Period. The Notice of Forced Conversion shall establish a Trading Day for the conversion to occur, which such Trading Day shall be no more than twenty (20) Trading Days following the delivery of such Notice of Forced Conversion (the "POST-NOTICE PERIOD") and shall be the Holder Conversion Date.

                  (b) A Notice of Forced Conversion shall only be effective if:

                      (i) Effective Registration existed during the entire Pre-Notice Period and Post-Notice Period;

                      (ii) no material default or breach exists, and no event shall have occurred which constitutes (or would constitute with notice or the passage of time or both) a material default or breach of the Purchase Agreement, the Registration Rights Agreement, any Warrant or this Debenture; and

                      (iii) conversion by the Holder to Common Shares will not exceed the limits on a Holder's right to convert under Section 13 below.

                  In the event that a portion of the Outstanding Principal Amount may not be converted into Common Shares pursuant to Section 7(a) above by reason of Section 7(b)(iii) above and Section 13 below, the Holder shall in lieu of such Common Shares receive a number of warrants (the "FORCED CONVERSION WARRANTS") equal to the total number of Common Shares which the Holder would have been entitled to receive but for Section 13 upon conversion of the remaining portion of the Outstanding Principal Amount at the then-existing Conversion Price less $.01. Each such Forced Conversion Warrant shall be exercisable for one Common Share at an exercise price equal to $.01 per share. The Forced Conversion Warrants shall be in the form annexed hereto as Exhibit 3.

         8. STOCK SPLITS; DIVIDENDS; ADJUSTMENTS; REORGANIZATIONS.

                  (a) If the Company, at any time while the Debentures are outstanding, shall (i) pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including investments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock into a larger number of shares, (iii) combine outstanding shares of Common Stock into a smaller number of shares, then each Affected Conversion Price (as defined below) shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 8(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of an issuance, a subdivision or a combination.

                  As used herein, the Affected Conversion Prices (each an "AFFECTED CONVERSION PRICE") shall refer to: (v) the Conversion Price; (w) the Initial Conversion Price; (x) each Market Price for Shares of Common Stock occurring on any Trading Day included in the Reset Pricing Period, provided that such Trading Day occurred before the record date in the case of events referred to in the immediately preceding paragraph and the effective date in the case of the events referred to in clauses (ii) and (iii) of the immediately preceding paragraph (collectively, the "RELEVANT EVENT"); (y) the VWAP on each Trading Day used to determine any conversion price hereunder, in each case provided that such Trading Day occurred before the Relevant Event; and (z) the Closing Price.

                  (b) In the event that the Company issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock, or any convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or any such convertible securities at a per share of Common Stock selling price ("PER SHARE SELLING PRICE") which is less than:

                      (i) the Conversion Price then in effect, then the Conversion Price per share in effect immediately prior to such issue or sale shall be reduced effective concurrently with such issue or sale to equal such lower Per Share Selling Price effective concurrently with such issue or sale; and/or

                      (ii) the Market Price for Shares of Common Stock on the Trading Day next preceding such issue or sale, then the Affected Conversion Prices per share shall be reduced effective concurrently with such issue or sale to an amount determined by multiplying the Affected Conversion Price then in effect by a fraction, (A) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such Market Price for Shares of Common Stock and (B) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale.

                  Notwithstanding the foregoing, this provision shall not apply to (x) any issuances or sales of securities pursuant to employee or director option plans of the Company approved by shareholders or pursuant to contracts currently in effect and disclosed to the Holders, (y) arrangements with the Holders and (z) the issuances or sales of securities in connection with strategic acquisitions of other entities by the Company which engage in businesses related or complementary to the Company's business and that is not essentially a capital raising transaction on behalf of the Company.

                  For the purposes of the foregoing adjustment, in the case of the issuance of any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock ("CONVERTIBLE SECURITIES"), the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities. With respect to Convertible Securities, the Per Share Selling Price shall be equal to the lowest price at which shares of Common Stock may be issued on conversion, exercise or exchange of the Convertible Securities as of the issuance date of such Convertible Securities or any subsequent date, whichever results in the lower Per Share Selling Price. If such lowest price may change after issuance of the Convertible Securities (for example, by reason adjustments or resets resulting from changes in the market price for the Common Stock, or for any other reason) then this adjustment shall be recomputed to reflect such new "lowest price".

                  In the event of any such issuance for a consideration which is less than the Market Price for Shares of Common Stock on the Trading Day next preceding such issue or sale and also less than the Conversion Price then in effect, than there shall be only one such adjustment by reason of such issuance, such adjustment to be that which results in the greatest reduction of the Conversion Price computed as aforesaid.

                  Upon the occurrence of a Final Reset, all prior Resets pursuant to this Section 8(b) shall be superceded as of the date of the Final Reset and there shall be no further adjustments thereafter pursuant to this
Section 8(b).

                  (c) If the Company, at any time while the Debentures are outstanding, shall distribute to all holders of shares of Common Stock evidences of its indebtedness or assets or securities or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 8(b) above) ("DISTRIBUTED PROPERTY"), then the prices referred to in (w) through (z) of the definition of the Affected Conversion Prices set forth in Section 8(a) above shall be reduced to equal the relevant Affected Conversion Price multiplied by a fraction (i) the numerator of which is equal to (A) the Market Price for Shares of Common Stock on the record date for the distribution minus (B) the price allocable to one share of Common Stock of the value (as jointly determined in good faith by the board of directors of the Company and the Holder) of any and all such distributed property and (ii) the denominator of which is equal to the Market Price for Shares of Common Stock on the record date for the distribution.

                  (d) In the event that at any time or from time to time after the Closing Date, the Common Stock issuable upon the conversion of the Debentures is changed into the same or a different number of shares of any class or classes of stock, whether by merger, consolidation, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or reorganization provided for elsewhere in this Section 8), then and as a condition to each such event provision shall be made in a manner reasonably acceptable to the Holders of Debentures so that each Holder of Debentures shall have the right thereafter to convert such Debenture into the kind of stock receivable upon such recapitalization, reclassification or other change by holders of shares of Common Stock, all subject to further adjustment and Resets, mutatis mutandis as provided herein. In such event, the formulae set forth herein for conversion and redemption shall be equitably adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock (applying the same factors used in determining the Conversion Price) issued in connection with the above described transaction.

                  (e) Whenever any element of the Conversion Price is adjusted pursuant to Section 8, the Company shall promptly mail to each Holder of the Debentures, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                  (f) In the event of any taking by the Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible or exchangeable into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall deliver to each Holder of Debentures at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

                  (g) If the Company, at any time while the Debentures are outstanding, shall distribute to all holders of shares of Common Stock distributed property then the Holder shall participate in such distribution on a pro rata basis with the holders of shares of Common Stock entitled to receive such distributed property as if the Holder held that number of shares of Common Stock that the Holder would have been entitled to receive hereunder upon conversion of the Debenture (without regard to Section 13) immediately prior to the record date fixed for determination of shareholders entitled to receive such distributed property, at the Conversion Price then in existence.

         9. FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issuable hereunder. The number of shares of Common Stock that are issuable upon any conversion shall be rounded up to the nearest whole share.

         10. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company covenants that it will at all times reserve from its authorized and unissued Common Stock a sufficient number of shares, which shall not be less than the number required by Section

3.10 of the Purchase Agreement, for the issuance of shares of Common Stock upon conversion of the Debentures (and/or exercise of the Warrants).

         11. NO REISSUANCE OF THE DEBENTURE. No Debentures acquired by the Company by reason of redemption, purchase, exchange or otherwise shall be reissued, and all such Debentures shall be retired.

         12. NO IMPAIRMENT. The Company shall not intentionally take any action which would impair the rights and privileges of the Debentures set forth herein or the Holders thereof.

         13. LIMITATIONS ON HOLDER'S RIGHT TO CONVERT.

                  (a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by a Holder upon conversion pursuant to the terms hereof at any time shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned at such time by such Holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Debentures and Warrants) that have limitations on the Holder's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned at such time (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the Holder's "affiliates" (as defined in Rule 144 of the Act) ("AGGREGATION PARTIES") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 as amended, exists, would exceed 9.99% of the total issued and outstanding shares of the Common Stock (the "RESTRICTED OWNERSHIP PERCENTAGE"). Each Holder shall have the right (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and
(x) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately upon notice to the Company in the event of the announcement as pending or planned, of a transaction or event referred to in Section 4 or Section 18(g) or (k) hereof. For this purpose, any material modification of the terms of a Change in Control Transaction will be deemed to result in a new Change in Control Transaction. The Company shall provide all Holders with the later of (i) 20 days' prior written notice of any such Change in Control Transaction, to the extent the Company has prior knowledge of a Change in Control Transaction; or (ii) notice on the day immediately following the Company's learning of any such transaction, but only after, in the case of (i) and (ii), such Change in Control Transaction has been publicly disclosed.

                  (b) The Holder covenants at all times on each day (each such day being referred to as a "COVENANT DAY") as follows: During the balance of such Covenant Day and the succeeding sixty-one (61) days (the balance of such Covenant Day and the succeeding 61 days being referred to as the "COVENANT PERIOD") such Holder will not acquire shares of Common Stock pursuant to any right (including conversion of Debentures and exercise of Warrants) existing at the commencement of the Covenant Period to the extent the number of shares so acquired by such Holder and its Aggregation Parties (ignoring all dispositions) would exceed:

                           (x) the Restricted Ownership Percentage of the total
number of shares of Common Stock outstanding at the commencement of the Covenant Period,

                           minus

                           (y) the number of shares of Common Stock actually
owned by such Holder and its Aggregation Parties at the commencement of the Covenant Period.

                  A new and independent covenant will be deemed to be given by the Holder as of each moment of each Covenant Day. No covenant will terminate, diminish or modify any other covenant. The Holder agrees to comply with each such covenant. This Section 13 controls in the case of any conflict with any other provision of the Purchase Agreement or related documents.

                  (c) The Company's obligation to issue shares of Common Stock which would exceed such limits referred to in this Section 13 shall be suspended to the extent necessary until such time, if any, as shares of Common Stock may be issued in compliance with such restrictions. Without limiting the foregoing, a conversion pursuant to Section 5(c)(i) shall be suspended until such time that the issuance of shares of Common Stock in connection therewith will not exceed the limits set forth in this Section 13.

         14. OBLIGATIONS ABSOLUTE. No provision of this Debenture, the Purchase Agreement or the Registration Rights Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest and default payments on, this Debenture or to issue shares of Common Stock in response to a Conversion Notice at the time, place and rate, and in the manner, herein prescribed.

         15. WAIVERS OF DEMAND, ETC. The Company hereby expressly and irrevocably waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and will be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

         16. REPLACEMENT DEBENTURE. In the event that any Holder notifies the Company that its Debenture(s) have been lost, stolen or destroyed, replacement Debenture(s) identical in all respects to the original Debenture(s) (except for registration number and Outstanding Principal Amount, if different than that shown on the original Debenture(s)), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Debenture.

         17. PAYMENT OF EXPENSES; ISSUE TAXES. The Company agrees to pay all debts and expenses, including attorneys' fees, which may be incurred by the Holder in enforcing the provisions of this Debenture and/or collecting any amount due under this Debenture, the Purchase Agreement, any Warrant or the Registration Rights Agreement. The Company shall pay any and all issue and other taxes (excluding any income, franchise or similar taxes) that maybe payable in respect of any issue or delivery of shares of Common Stock on conversion of any Debenture pursuant hereto.

         18. DEFAULTS. If one or more of the following described "EVENTS OF DEFAULT" shall occur:

                  (a) the Company shall default in the payment of (i) interest on this Debenture or any other Debenture issued pursuant to the Purchase Agreement (subject to the Company's option to pay PIK Interest), and such default shall continue for five (5) business days after the due date thereof, or
(ii) the principal of this Debenture or any other Debenture issued pursuant to the Purchase Agreement; or

                  (b) any of the representations or warranties made by the Company herein, in the Purchase Agreement, the Registration Rights Agreement, any Warrant or in any certificate or financial or other statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or such other documents shall be false or misleading at the time made; or

                  (c) the Company shall fail to materially perform or observe any covenant or agreement in the Purchase Agreement or the Registration Rights Agreement, or any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture and such failure shall continue uncured for a period of ten (10) business days after notice of such failure; or

                  (d) the Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

                  (e) a trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within forty-five (45) days after such appointment; or

                  (f) any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within forty-five (45) days thereafter; or

                  (g) the Company shall sell or otherwise transfer all or substantially all of its assets and either (i) a material portion of the consideration received by the Company is cash or (ii) the public shareholders of the Company did not receive Change in Control Consideration; or

                  (h) bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Company and, if instituted against the Company shall not be dismissed within forty-five (45) days after such institution, or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in any such proceeding; or

                  (i) the Company shall be in default of any other of its indebtedness exceeding $1,000,000, or any other event shall have occurred, and as a result thereof the holders thereof shall have accelerated or shall have the right (upon the giving of notice, the passage of time, or both) to accelerate such indebtedness; or

                  (j) a "going private" transaction under Rule 13e-3 promulgated pursuant to the Exchange Act shall have been announced; or

                  (k) a tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act shall have been announced (i) on or before the eighteen (18) month anniversary of the Closing Date, and/or (ii) to which the Company is or will be required to dedicate more than 10% of its available cash and marketable securities.

                  (l) the Company shall act in contravention of Section 3.6(A), clause (b)(z) of the Purchase Agreement.

         then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider the Debenture immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. In such event, the Debenture shall be redeemed at the greater of (i) 115% of the Redemption Price and (ii) the cash value that the Holder would be entitled to receive upon conversion of the Debenture at the Conversion Price in existence on such date, without regard to Section 13, and the subsequent sale of the Common Stock at the Market Price for Shares of Common Stock then existing.

         19. SAVINGS CLAUSE. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby, and such provision shall remain effective in all other jurisdictions.

         20. ENTIRE AGREEMENT. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the

Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

         21. ASSIGNMENT, ETC. The Holder (but not the Company) may without notice, transfer or assign this Debenture or any interest herein and may mortgage, encumber or transfer any of its rights or interest in and to this Debenture or any part hereof and, without limitation, each assignee, transferee and mortgagee (which may include any affiliate of the Holder) shall have the right to transfer or assign its interest. Each such assignee, transferee and mortgagee shall have all of the rights of the Holder under this Debenture. The Company agrees that, subject to compliance with the Purchase Agreement, after receipt by the Company of written notice of assignment from the Holder or from the Holder's assignee, all principal, interest and other amounts which are then and thereafter become due under this Debenture shall be paid to such assignee at the place of payment designated in such notice. This Debenture shall be binding upon the Company and its successors and affiliates and shall inure to the benefit of the Holder and its successors and assigns.

         22. NO WAIVER. No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

         23. CERTIFICATE. The Company shall, upon the written request at any time of any Holder of Debentures, furnish or cause to be furnished to such Holder a certificate prepared by the chief financial officer of Company setting forth any adjustments or readjustments of the Conversion Price pursuant to this Debenture and any right of the Holder to receive additional shares of Common Stock or any other equity or debt security pursuant to Section 8.

         24. NOTICES.

                  (a) The Company shall distribute to the Holders of Debentures copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the holders of shares of Common Stock of the Company, at such times and by such method as such documents are distributed to such holders of such Common Stock, but shall not directly or indirectly provide material non-public information to the Holder without such Holder's prior written consent.

                  (b) Except as set forth above, any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon delivery of such notice. Notices may (and, as may expressly be provided herein or in the Purchase Agreement, in some cases, shall) also be delivered via e-mail in addition to the foregoing. The addresses for such communications shall be:

                  to the Company:

                           1500 Broadway, 3rd Floor
                           New York, NY  10036
                           Attn:  Chief Financial Officer
                           Facsimile: (212) 398-5985
                           E-mail: dbuckel@appliedtheory.com

                  with copies to:

                           224 Harrison Street, 8th Floor
                           Syracuse, NY  13202
                           Attn:  General Counsel
                           Facsimile: (315) 479-0824
                           E-mail:  rmechur@appliedtheory.com

                  to the Holder:

                           Halifax Fund, L.P.
                           c/o The Palladin Group, L.P.
                           Investment Manager
                           195 Maplewood Avenue
                           Maplewood, New Jersey  07040
                           Attn:  Steve Weiner
                           Tax  I.D. No.:_____________________
                           Facsimile: (973) 313-6491
                           E-mail:  sweiner@palladingroup.com

                  with copies to:

                           Kleinberg, Kaplan, Wolff & Cohen, P.C.
                           551 Fifth Avenue
                           New York, New York 10176
                           Attention:       Stephen M. Schultz
                           Facsimile:       (212) 986-8866
                           E-mail:          sschultz@kkwc.com

                  Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

         25. SPECIFIC ENFORCEMENT. The Company agrees that irreparable damage would occur in the event that any of the provisions of this Debenture were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Holders of Debentures shall be entitled to swift specific performance, injunctive relief or other equitable remedies to prevent or cure breaches of the provisions of this Debenture and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled under agreement, at law or in equity.

         26. MISCELLANEOUS. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered, facsimiled or mailed to said party by certified mail, return receipt requested, at its address set forth herein or such other address as either may designate for itself in such notice to the other and communications shall be deemed to have been received when delivered personally or, if sent by mail or facsimile, then when actually received by the party to whom it is addressed. Whenever the sense of this Debenture requires, words in the singular shall be deemed to include the plural and words in the plural shall be deemed to include the singular. Paragraph headings are for convenience only and shall not affect the meaning of this document.

         27. GOVERNING LAW; CONSENT TO JURISDICTION. THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS TO BE EXECUTED AND PERFORMED ENTIRELY WITHIN SUCH STATE. THE COMPANY (I) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURT LOCATED IN NEW YORK COUNTY, NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS DEBENTURE AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. THE COMPANY CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AS PROVIDED HEREIN AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                             SIGNATURE PAGE FOLLOWS

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.



                                   APPLIEDTHEORY CORPORATION



                                   By:      /s/ David A Buckel
                                      -----------------------------------------
                                            Name: David A Buckel
                                            Title:  Senior Vice President / CFO



         Signature page to 5% Convertible Debenture of APPLIEDTHEORY CORPORATION

                                    EXHIBIT 1

                                PAYMENT STATEMENT

Date:______________

To: [NAME OF HOLDER OF DEBENTURE] ("HOLDER")

RE: 5% CONVERTIBLE DEBENTURE DUE JUNE 5, 2003 ("DEBENTURE") OF APPLIEDTHEORY CORPORATION (THE "COMPANY"), IN THE OUTSTANDING PRINCIPAL AMOUNT OF US$____________________.

                  The Company hereby irrevocably elects to pay interest on the Debenture, for the Interest Payment Date indicated below, in the following manner (the Company should check its selection):

                  ____ cash interest;

                  ____ PIK Interest; or

                  ____ Stock Interest


                  Interest Payment Date: _________________________

                  If the selection above is PIK Interest, the Company should fill in the following:

                  Outstanding Principal Amount prior
                  to issuance of this Payment Statement:        US$_____________

                  PIK Interest:                                 US$_____________

                  Outstanding Principal Amount after
                  issuance of this Payment Statement:           US$_____________

                  The Company hereby certifies to the Holder, its successors and assigns that the Outstanding Principal Amount due under the Debenture after delivery of this Payment Statement equals the amount indicated below. Capitalized terms used in this Payment Statement and not otherwise defined shall have the meaning ascribed thereto in the Debenture.

                  IN WITNESS WHEREOF, this Payment Statement has been duly executed and delivered on the date first written above.

                                            APPLIEDTHEORY CORPORATION


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                   EXHIBIT 2

     (To be Executed by Registered Holder and to be Delivered via Facsimile
                         in order to Convert Debenture)

                              CONVERSION NOTICE FOR
                    5% CONVERTIBLE DEBENTURE DUE JUNE 5, 2003

         The undersigned, as Holder of the 5% Convertible Debenture Due JUNE ___, 2003 of APPLIEDTHEORY CORPORATION (the "COMPANY"), in the outstanding principal amount of U.S. $_____________ (the "DEBENTURE"), hereby elects to convert that portion of the outstanding principal amount of the Debenture shown on the next page into shares of Common Stock, $0.01 par value per share (the "COMMON STOCK"), of the Company, as of the date written below, according to the conditions of the Debenture. The undersigned hereby requests that share certificates for the Common Stock to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Conversion Information:    NAME OF HOLDER:
                                          --------------------------------------

                           By:
                              --------------------------------------------------
                                   Print Name:
                                   Print Title:

                                   Print Address of Holder:

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   Issue Common Stock to:
                                                         -----------------------
                                   at:
                                      ------------------------------------------

                                   Electronically transmit and credit
                                   Common Stock to:
                                                      at:
                                   ------------------    -----------------------

                                   ---------------------------------------------
                                   Date of Conversion
                                   ---------------------------------------------
                                   Applicable Conversion Rate





                THE COMPUTATION OF THE NUMBER OF COMMON SHARES TO
                  BE RECEIVED IS SET FORTH ON THE ATTACHED PAGE

PAGE 2 TO CONVERSION NOTICE FOR:________________________________________________
                                     (NAME OF HOLDER)



              COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED

A.       Outstanding Principal Amount converted:                                 $_____________
B.       Accrued, unpaid interest on Outstanding Principal Amount converted:     $_____________
C.       Default payments due on Outstanding Principal Amount converted:         $_____________

TOTAL DOLLAR AMOUNT CONVERTED (TOTAL OF A + B + C)                               $
                                                                                  =============
RELEVANT CONVERSION PRICE  (UNDERSIGNED TO CHECK APPLICABLE PRICE):              $_____________

         _____ the Change in Control Conversion Price (Section 4(b));
         _____ the Conversion Price (Section 5(b));
         _____ the LPA Conversion Price (Section 5(c)(i));
         _____ the Additional 50% Conversion Price (Section 5(c)(ii)) or
         _____ the Post-Redemption Notice Conversion Price (Section 5(d));

in each case, provide the Relevant Conversion Price as adjusted and/or Reset in accordance with the Debenture.

NUMBER OF SHARES OF COMMON STOCK    =     Total dollar amount converted            $
                                           -----------------------------    -       --------------
                                           Relevant Conversion Price                $

NUMBER OF SHARES OF COMMON STOCK    =     _____________________________



If the conversion is not being settled by DTC, please issue and deliver _____ certificate(s) for shares of Common Stock in the following amount(s):

________________________________________________________________________________

________________________________________________________________________________

The undersigned elects to:

                  ____ surrender this Debenture, duly endorsed, to the principal office of the Company, on or before the Acceptable Delivery Date; or

                  ____ effect delivery of the Debenture pursuant to the book entry provisions contained in Section 5(f) thereof.

Provided that the undersigned is not electing to effect delivery of the Debenture pursuant to Section 5(f) thereof, please issue and deliver _____ new Debenture(s) in the following amounts:

________________________________________________________________________________

________________________________________________________________________________